As filed with the Securities and Exchange Commission on December 23, 2015

Registration No. 333-119167

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QC HOLDINGS, INC.

(Exact name of registration as specified in its charter)

KANSAS	6099	48-1209939
(State or other jurisdiction of incorporation or organization)	(Primary Standard Classification Code Number)	(I.R.S. Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices)

QC Holdings, Inc. 1999 Stock Option Plan

QC Holdings, Inc. 2004 Equity Incentive Plan

Consultant Stock Option

(Full title of the plan)

Darrin J. Andersen

President and Chief Executive Officer

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(913) 234-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Richard M. Wright, Jr.

Gilmore & Bell, P.C.

2405 Grand Boulevard, Suite 1100

Kansas City, Missouri 64108

(816) 221-1000

Facsimile: (816) 221-1018

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

On September 21, 2004, QC Holdings, Inc. (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-119167) (the “Registration Statement”) with the Securities and Exchange Commission, which was deemed effective upon filing. The Registration Statement registered the offer and sale of 4,662,5000 shares of common stock of the Registration (the “Registered Securities”), which consisted of (i) 1,462,500 shares of common stock of the Registrant that were available for issuance upon the exercise of stock options granted under the Registrant’s 1999 Stock Option Plan, (ii) 3,000,000 shares of common stock of the Registrant that were available for issuance upon the exercise of stock options and other stock awards granted under the Company’s 2004 Equity Incentive Plan, and (iii) 200,000 shares of common stock of the Registrant reserved for issuance upon the exercise of stock options granted to a consultant.

As of the date hereof, the offer and sale of the Registered Securities is terminated, and in accordance with an undertaking made by the Registrant in the Registration Statement, the Registrant hereby removes from registration by means of this Post-Effective Amendment No. 1 any of the Registered Securities which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 23, 2015.

QC HOLDINGS, INC.

By:	/s/ DARRIN J. ANDERSEN
Darrin J. Andersen President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ DON EARLY* Don Early		Chairman of the Board and Director	December 23, 2015

/s/ MARY LOU EARLY* Mary Lou Early		Vice Chairman, Secretary and Director	December 23, 2015

/s/ DARRIN J. ANDERSEN Darrin J. Andersen		President and Chief Executive Officer (Principal Executive Officer)	December 23, 2015

/s/ DOUGLAS E. NICKERSON Douglas E. Nickerson		Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2015

/s/ RICHARD B. CHALKER* Richard B. Chalker		Director	December 23, 2015

/s/ GERALD F. LAMBERTI* Gerald R. Lamberti		Director	December 23, 2015

/s/ JACK L. SUTHERLAND Jack L. Sutherland		Director	December 23, 2015

* By:	/s/ DARRIN J. ANDERSEN
Darrin J. Andersen. Attorney-in-Fact